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                                                                   Exhibit 10.19

                                OPTION AGREEMENT
                            TO PURCHASE REAL PROPERTY
                            -------------------------


         THIS OPTION AGREEMENT TO PURCHASE REAL PROPERTY (the "Option Agreement"), dated for reference purposes as of March 2, 2001, is entered into by and between MACKEN ASSOCIATES , a California limited partnership ( "Optionor"), and DEPOSITION SCIENCES, INCORPORATED, an Ohio corporation, a wholly owned subsidiary of Advanced Lighting Technologies, Inc. ("ADLT") ("Optionee").

                                 R E C I T A L S

         A. Optionor is the owner of that certain real property consisting of an industrial/office building situated on approximately 8.9 +/- acres of land located in the County of Sonoma (the "County"), State of California (the "State"), commonly known as 3300 Coffey Lane, Santa Rosa, California, APN 034-011-074 (the "Property"), more particularly described in Exhibit A attached hereto and incorporated herein.

         For good and valuable consideration, the parties agree as follows:

                          ARTICLE 1. OPTION TO PURCHASE

         1.1 GRANT OF OPTION. Optionor hereby grants to Optionee the exclusive Option to purchase the Property (the "Option") on the terms and conditions set forth in Article 2 of this Option Agreement.

         1.2 OPTION TERM. The term of the Option shall commence on the Commencement Date of that certain "Lease Agreement" between Optionee and Optionor executed concurrently herewith (the "Option Commencement Date") and shall expire three years from that date (the "Option Term").

         1.3 CONSIDERATION FOR OPTION. The consideration for the grant of the Option hereunder is Optionee's payment of an option fee in the amount of one million one hundred fifty thousand dollars ($1,150,000.00), (the "Option Fee"). The Option Fee shall be paid directly into an interest bearing escrow account pursuant to an escrow agreement of even date herewith ("Escrow Agreement") with Sonoma Title Guarantee Company, 490 Mendocino Avenue, Santa Rosa, California, ("Title Company") and released from escrow together with interest accrued thereon to Optionor only upon the occurrence of all of the following:

                  (i)   the Lease Agreement becoming effective,

                  (ii) Optionor refinancing the Property so as to eliminate the lien against the Property of the Wells Fargo Deed of Trust recorded as Instrument No.


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                  1999 0060323 in the Official Records of Sonoma County,
                  California, which refinancing shall not exceed eighty percent (80%) of the Option Price provided for in Section 2.2 hereof, and

                  (iii) Optionor furnishing to Optionee a recorded Nondisturbance and Attornment Agreement in the form substantially in the form of Exhibit "B" hereto duly executed by the lender who refinanced the Property.

The party receiving the Option Fee shall be paid interest accruing from this account upon release from escrow.

         In the event the conditions set forth above in Section 1.3(i) through
(iii) are not satisfied after Optionor's good faith efforts to do so within 6 months from the date hereof, Optionee shall have thirty (30) days thereafter to exercise the Option granted hereunder by delivering the Exercise Notice as provided in Section 1.4 below, provided, however, in the event that the conditions set forth in Section 1.3(i) through (iii) are not satisfied because of ADLT's or Optionee's financial condition not being satisfactory to the new lender, then upon written notice from Optionor to Optionee, Optionee shall have 30 days thereafter to exercise the Option pursuant to Section 1.4. If Optionee does not so exercise its option in either event, then the Option Fee together with the interest accrued thereon shall be released to Optionee and this Option Agreement shall be of no further force and effect.

         From and after the release of the Option Fee to Optionor pursuant to the Escrow Agreement, the Option Fee shall not be refundable under any circumstances except for the failure of Optionor to deliver title as required by Sections 2.6 and 2.7, but shall be credited towards the Purchase Price set forth below. Failure to timely pay the Option Fee as set forth above shall terminate this agreement and any and all right Optionee may have to purchase the Property.

         1.4 EXERCISE OF OPTION. At any time prior to the expiration of the Option Term set forth in Section 1.2, Optionee may exercise this option by providing Optionor with a written notice (the "Exercise Notice") of its intent to exercise the Option. Upon the Exercise Notice, the parties shall be governed by the provisions of Articles 2 and 3 of this Agreement.

         1.5 NON-REFUNDABILITY OF OPTION CONSIDERATION. The Option Fee, when released from escrow to Optionor, pursuant to Section 1.3 of this Agreement and all other consideration for this Option shall be nonrefundable, but shall be credited against the Purchase Price of the Property, as defined in Section 2.2 of this Agreement. The foregoing notwithstanding, in the event Optionee exercises its Option and Optionor is unable to deliver title to the Property, as required by Section 2.6 or one of Optionee's conditions set forth in Section 2.7 is not satisfied, the Option Fee shall at Optionee's option be refunded to Optionee and/or offset against Rent as provided for in the Lease. The parties acknowledge and agree that they are concurrently executing a "Lease Agreement" with respect to the Property and that all rent and other consideration payable to


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Optionor pursuant to that agreement represents the fair rental value for the
Property and shall not be in any way refundable or applied to the Purchase
Price.

         1.6 CONDITION OF EXERCISE. Optionee may exercise the option set forth in this Agreement if, and only if, it is not in material default under any of the terms and conditions of this Agreement, or in its obligation to pay Base Rent under that certain "Lease Agreement" executed concurrently herewith.


                   ARTICLE 2. PURCHASE OF THE OPTION PROPERTY

         2.1 PURCHASE AND SALE. Upon timely exercise of the Option, Optionor agrees to sell and convey to Optionee and Optionee agrees to purchase from Optionor the Property on the terms and conditions hereinafter set forth.

         2.2 PURCHASE PRICE. The Purchase Price for the Property shall be the sum of eleven million five hundred thousand dollars ($11,500,000.00)

         2.3 PAYMENT OF THE PURCHASE PRICE. The Purchase Price for the Property then being purchased shall be payable by Optionee to Optionor in cash at Close of Escrow, or any other terms and conditions mutually agreeable to the parties.

         2.4 OPENING OF ESCROW. On or before the third (3rd) business day following the delivery of the Exercise Notice, Optionee shall open an escrow (the "Escrow") with Title Company, or such other licensed escrow holder and/or title insurance company agreed upon by the parties. Optionee and Optionor agree to execute and deliver to Escrow Holder, at least five (5) days prior to the Close of Escrow, all escrow instructions necessary to consummate the transaction contemplated by this Purchase Agreement. Any such instructions shall not conflict with, amend or supersede any portion of this Purchase Agreement. If there is any inconsistency between such instructions and this Agreement, this Agreement shall control.

         2.5 CLOSING OF ESCROW. For the purpose of this Option Agreement, "Close of Escrow" shall be defined as the date that the Grant Deed (as hereinafter defined) for the purchase of the Property is recorded in the Official Records of the County. Close of Escrow for the Property shall be no later than sixty (60) days after delivery of the Exercise Notice.

         2.6 CONDITIONS OF TITLE. The Property shall be conveyed to Optionee by Optionor by standard form Grant Deed subject only to (a) a lien to secure payment of real estate taxes and assessments, not delinquent; (b) the lien of supplemental taxes, not delinquent; and (c) exceptions 4, 5, 6, 7, and 8 as set forth on Exhibit "C" hereto. Except for the refinancing provided for in Section 1.3(ii), Optionor agrees not to further encumber the Property.




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         2.7 TITLE POLICY/EXPENSES. Title to the Property shall be evidenced by a title company selected by Optionee issuing its American Land Title Association (the "ALTA") Owner's Policy of Title Insurance with such endorsements as are reasonably required by Optionee to Optionee in an amount equal to the Purchase Price, showing title to the Property vested in Optionee, subject only to the standard printed exceptions contained in the ALTA and the exceptions set forth in Exhibit "C" hereto (the "Title Policy"). The cost of any such policy of title insurance shall be paid by Optionee. Optionor shall pay the cost of any documentary transfer tax arising out of the purchase. The parties shall split any escrow fees 50/50.

         2.8 DEPOSITS TO ESCROW.

             (a) DEPOSITS BY OPTIONOR. At least two (2) business days prior to Close of Escrow, Optionor shall deposit with escrow holder the following documents and funds:

                 (i) GRANT DEED. A grant deed, duly executed and acknowledged in recordable form by Optionor conveying fee title to the Property to Optionee (the "Grant Deed");

                 (ii) FIRPTA CERTIFICATE. A certification, reasonably acceptable to Optionee, duly executed by Optionor under penalty of perjury, setting forth Optionor's address and federal tax identification number in accordance with and/or for the purpose of the provisions of Sections 7701 and 1445, as may be amended, of the Internal Revenue Code of 1954, as amended, and any regulations promulgated thereunder;

                 (iii) CALIFORNIA FRANCHISE TAX WITHHOLDING. Evidence reasonably satisfactory to Optionee and Escrow Holder that Optionor is exempt from the withholding provision of the California Revenue and Taxation Code, as amended, and that neither Optionee nor Escrow Holder is required to withhold any amounts from the Purchase Price pursuant to such provisions;

                 (iv) TITLE MATTERS. All documents necessary to deliver title to the Property to Optionee in the manner agreed upon by the parties hereto.

             (b) DEPOSITS BY OPTIONEE. At least two (2) business days prior to Close of Escrow, Optionee shall deposit or cause to be deposited with escrow holder:

                 (i) PURCHASE PRICE. In good funds, the balance of any monies necessary to pay the Purchase Price for the Property; and

                 (ii) COSTS AND EXPENSES. All amounts necessary to pay Optionee's share of the escrow and title costs for such closing.



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         2.9 PRORATIONS.

             (a) TAXES/ASSESSMENTS. All non-delinquent real estate taxes and assessments on the Property shall be prorated as of 11:59 p.m. on the day prior to Close of Escrow based on the actual current tax bill, but if such tax bill has not yet been received by Optionor by Close of Escrow, then the current year's taxes shall be deemed to be one hundred two percent (102%) of the amount of the previous year's tax bill for the Property.

             (b) OTHER EXPENSES. All other expenses for the Property then being transferred shall be prorated as of 11:59 p.m. on the day prior to Close of Escrow between the parties based upon the latest available information.

             (c) CORRECTIONS. If any errors or omissions are made regarding adjustments and prorations as set forth herein, whether caused by incomplete information or otherwise, the parties shall make the appropriate corrections promptly upon discovery thereof. If any estimates are made at Close of Escrow regarding adjustments or prorations, the parties shall make the appropriate correction promptly when accurate information becomes available. Any corrected adjustment or proration shall be paid in cash to the party entitled thereto.

             ARTICLE 3. REPRESENTATIONS AND WARRANTIES

         3.1 OPTIONOR'S REPRESENTATIONS AND WARRANTIES. Optionor warrants and represents to Optionee that :

             (a) OWNERSHIP. Optionor is the sole equitable and legal owner of the Property (excluding any interest of lenders of record), and has the full right, power and authority to grant this right to acquire the Property without the execution, consent or acknowledgment of any other person or entity.

             (b) AUTHORITY. Optionor has the legal power, right and authority to enter into this Option Agreement and the instruments referenced herein, and to consummate the transactions contemplated hereby and the person(s) executing this Agreement on behalf of Optionor are authorized to do so.

             (c) DEFECTS OF TITLE. Optionor is not aware of any deficiency, defect, hazard or limitation in the physical condition of the Property or the title, marketability or legal nature of the Property that would adversely affect its value other than those set forth in Exhibit "B" hereto.

             (d) CONDEMNATION. Optionor is not aware of any pending or threatened proceedings in eminent domain or otherwise which would affect the Property or any portion thereof.

             (e) LEASES. Except as set forth in that certain "Lease Agreement" between Optionee and Optionor executed contemporaneously herewith, there are not leases or other


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agreements (whether oral or written) affecting or relating to the rights of any party with respect to the possession of the Property or any portion thereof which will be in effect after Close of Escrow.

             (f) NO PRIOR TRANSFERS. Optionor has not previously sold, transferred or conveyed the Property or any part thereof, nor do there exist any rights of first refusal or Options to purchase the Property or any part thereof.

             (g) WILLIAMSON ACT. The Property is not subject to any agreement entered into pursuant to the California Land Preservation Act of 1965, as amended (California Government Code Sections 51200-51205).

             (h) HAZARDOUS SUBSTANCES. Optionor has no knowledge of the existence of any "Hazardous Substances" in, on, or under the Property; and Optionor and its successor and assigns shall indemnify, defend, reimburse and hold Optionee, its employees and lenders, harmless from and against any and all damages, including the cost of remediation, which existed as a result of Hazardous Substances on the Premises prior to the Commencement Date of the Lease Agreement executed concurrently herewith, or which are caused by the gross negligence or willful misconduct of Optionor, its agents or employees. Optionor's obligations shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the Close of Escrow.

             (i) LITIGATION. There are no legal actions, suits or other legal or administrative proceedings pending and Optionor has not received notice of any threatened action involving or affecting the Property, including, without limitation, plans to appropriate, condemn or take by right of eminent domain all or any part of the Property, suits by or against tenants of the Property, and no governmental authority has given notice of increased taxes or assessments relating to the Property.

             (j) COMPLIANCE WITH LAW. Except as disclosed in Schedule 1, the business of the Optionor and the occupants of the Property have been conducted in full compliance in all respects with all applicable law, rules, regulations and ordinances concerning their use and occupancy of the Property.

         3.2 OPTIONEE'S REPRESENTATIONS AND WARRANTIES. Optionee hereby warrants and represents to Optionor that:

             (a) AUTHORITY. Subject to the approval of the Board of Directors of ADLT, which Optionee shall obtain prior to delivery of the Exercise Notice to Optionor, Optionee has the financial ability, legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized , and the person executing this Agreement on


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behalf of Optionee is authorized to do so, and no other action by Optionee is requisite to the valid and binding execution, delivery and performance of this Agreement.

         (b) DUE DILIGENCE AND GOOD FAITH.

             (i) Prior to taking possession pursuant to the Lease, Optionee and its agents and representatives will have had full opportunity to inspect and to conduct feasibility studies, surveys and investigations to determine the condition and status of the Property, including but not limited to all documents relating thereto, and will have approved the condition and status of the Property.

             (ii) Prior to taking possession pursuant to the Lease, Optionee will have (1) concluded whatever studies, tests and investigations it desires relating to the premises and improvements, including without limitation, soils tests, engineering analyses, asbestos presence or lack thereof, environmental analyses, analyses of any zoning or use restriction affecting the premises and analysis of any applicable records of planning, building public works or any other governmental or quasi-governmental entity, including, but not limited to judicial orders, that affects the premises and operations, which Optionee deems relevant, including, without limiting the generality of the foregoing, all documents referred to in Exhibit "B" hereto and all documents concerning the improvements, any equipment, and water and sewage conditions, (2) made such independent studies, analyses, actual site inspection and investigations as Optionee deemed necessary, and (3) been furnished with any and all information requested by Optionee.

             (iii) Except as is specifically set forth in this Agreement, Optionee acknowledges that no person acting on behalf of Optionor is authorized to make, and by execution hereof Optionee acknowledges that no person has made any promise, representation or warranty of any kind or nature whatsoever, regarding the Property, and that the Property is being optioned and purchased "AS IS". No representation, warranty, agreement, statement, guarantee or promise, if any, made by any person acting on behalf of Optionor which is not contained herein shall not be valid or binding on Optionor.

                            ARTICLE 4. MISCELLANEOUS

         4.1 NOTICES. All notices of other communications required or permitted hereunder shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by electronic facsimile, by overnight mail, or by Federal Express and shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice, (ii) if mailed, on the date of posting by the United States Post Office, (iii) if given by electronic facsimile, by overnight mail or by Federal Express, when received by the other party. Notices shall be given at the following addresses:



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To Optionor:                          Macken Associates
                                      8205 Grand View Road
                                      Sebastopol, California 95472

                  With a copy to:     John Macken
                                      232 Twin Pillars Way
                                      Santa Rosa, CA 95404

                  With a copy to:     Thomas P. Kelly, Jr
                                      Law Offices of Thomas P. Kelly, Jr. Inc.
                                      438 First Street, Suite 260
                                      Santa Rosa, CA 95401
                                      Facsimile: (707) 543 3371

To Optionee:                          Deposition Sciences, Incorporated.
                                      386 Tesconi Court
                                      Santa Rosa, CA 95401
                                      Attn. Deborah Sandine
                                      Facsimile:  (707) 573-6748

                  With a copy to:     Kevin J. McCullough, Esq.
                                      Spaulding, McCullough & Tansil
                                      3550 Round Barn Boulevard, Suite 306
                                      Santa Rosa, CA 95404
                                      Facsimile:  (707) 524-1906

         4.2 DISCLOSURE ADDENDUM. The parties acknowledge receipt of and agree to execute that certain "Standard Sale Disclosure Addendum" attached hereto and labeled Exhibit "D".

         4.3 BROKERS. No party is obligated to pay a real estate broker's commission in connection with this Agreement, except for sums due Keegan & Coppin, Inc. Other than the commission owing to Keegan & Coppin, Inc., which shall be paid by Optionor, each party shall hold the other harmless from all damages resulting from any claims that may be asserted against the other party by any broker, finder, or other person, with whom the first party has, or purportedly has, dealt. The parties shall further execute that certain "Sale Disclosure Regarding Real Estate Agency Relationship" attached hereto as Exhibit "E."

         4.4 ASSIGNMENT. Optionee may assign the rights conferred by this Option Agreement; provided however, that as a condition of any such assignment, the proposed Assignee shall expressly agree to all terms and conditions of this Option Agreement.

         4.5 PARTIAL INVALIDITY. If any term or provision of this Option Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or


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unenforceable, the remainder of this Option Agreement, or the application of such term or provision or to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Option Agreement shall be valid and be enforced to the fullest extent permitted by law.

         4.6 WAIVERS. No waiver of any breach of any covenant or provision herein contained shall be deemed a waive of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of time for performance of any other obligation or act except those of the waiving party, which shall be extended by a period of time equal to the period of the delay.

         4.7 SURVIVAL OF OBLIGATIONS. Notwithstanding any provision of this Option Agreement, the covenants, representations, warranties, hold harmless, defense and indemnification obligations made by each party herein shall survive
(1) the Close of Escrow and shall not merge into the Grant Deed of the recordation thereof and (2) the earlier termination and/or cancellation of this Option Agreement.

         4.8 SUCCESSORS, HEIRS AND ASSIGNS. This Option Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, representatives, and permitted successors and assigns of the parties hereto.

         4.9 PROFESSIONAL FEES. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Option Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorneys' fees, accounting and engineering fees, and any other professional fees resulting therefrom.

         4.10 TIME. The parties acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, and obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations, or provisions hereof by either party shall constitute a material breach of and a noncurable but waiveable default under this Option Agreement by the party so failing to perform. Should the expiration of any time or deadline fall on a Saturday, Sunday or legal holiday, the time for performance shall be deemed extended to the next business day.

         4.11 MEMORANDUM OF OPTION. Optionor and Optionee agree to execute, acknowledge and record a "Memorandum of Option" which shall be in the form attached hereto as Exhibit "F". The Memorandum of Option will be recorded against the Property with the legal description of the Property. Upon any termination of this Agreement, Optionee shall immediately provide Optionor with a quitclaim deed to the Property for the purpose of removing any lien or encumbrance created by the Memorandum of Option.



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         4.12 ENTIRE AGREEMENT. This Option Agreement (including all exhibits attached hereto) is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto, including without limitation that certain "Standard Commercial/Investment Purchase Agreement" previously executed by the parties. This Option Agreement may not be modified, changed, supplemented, superseded, canceled or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein and any such modification, change, supplement or supersedure. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto and lawful assignees.

         4.13 CONSTRUCTION. Headings at the beginning of each section and subsection are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Option Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Option Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to sections and, subsections are to this Option Agreement.



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         4.14 GOVERNING LAW. The parties hereto acknowledge that this Option
Agreement has been negotiated and entered into in the State of California. The parties hereto expressly agree that this Option Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California.

Dated:    MARCH 2, 2001             Optionee

                                    DEPOSITION SCIENCES, INC.
                                    an Ohio corporation

                                     /s/ L.A. Bartolomei
                                    -------------------------------------------
                                    By

                                    -------------------------------------------
                                    By

Dated:    MARCH 2, 2001             Optionor

                                    MACKEN ASSOCIATES
                                    a California limited partnership

                                     /s/ Donald Macken
                                    -------------------------------------------
                                    By Donald Macken, its general partner

Agreed to and acknowledged:


By: /S/ JOHN MACKEN
   --------------------------
       John Macken


Exhibit A:        Legal Description of Property
Exhibit B:        Nondisturbance and Attornment Agreement
Exhibit C:        Exception to Title
Exhibit D:        Standard Sale Disclosure Addendum
Exhibit E:        Sale Disclosure Regarding Real Estate Agency Relationship
Exhibit F:        Memorandum of Option



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